SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2000

XO COMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-30900	54-1983517
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

11111 Sunset Hills Road, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 703-547-2000

(Former name or former address, if changed from last report)

Item 2. Acquisition or Disposition of Assets.

On June 22, 2000, XO Communications, Inc. (f/k/a NEXTLINK Communications, Inc.), a Delaware corporation (the “Registrant”), filed a Current Report on Form 8-K (the “Initial Report”) describing the merger (the “Merger”) on June 16, 2000 of each of NEXTLINK Communications, Inc., a Delaware corporation (“Old NEXTLINK”), and Concentric Network Corporation (“Concentric”), a Delaware corporation, with and into the Registrant.

On August 21, 2000, the Registrant amended the Initial Report (the “First Amended Report”) to provide the financial statements of Concentric required by Item 7(a) of Form 8-K, and the pro forma condensed combined consolidated financial information required by Item 7(b) of Form 8-K, which information was not included with the Initial Report in reliance on Item 7(a)(4) of Form 8-K. The pro forma condensed combined financial information in the First Amended Report included an unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 giving effect to the Merger as if it occurred January 1, 1999.

On January 18, 2001, the Registrant further amended the Initial Report (the “Second Amended Report”) to provide the financial statements of Concentric required by Item 7(a) of Form 8-K, and the pro forma condensed combined consolidated financial information required by Item 7(b) of Form 8-K, which information was not included with the Initial Report in reliance on Item 7(a)(4) of Form 8-K. The pro forma condensed combined financial information in the Second Amended Report included an unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 giving effect to the Merger as if it occurred January 1, 1999. Additionally, the Second Amended Report corrected the reference to Rule 12g-3(a) in the last paragraph of Item 2 of the Initial Report. The Registrant is the successor issuer to Old NEXTLINK for purposes of Rule 12g-3(c) under the Securities Exchange Act of 1934.

The purpose of this further amendment to the Initial Report is to provide an updated unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 giving effect to the Merger as if it occurred January 1, 1999.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b)	Pro forma financial information.

(i)	Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2000.

(ii)	Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Statements of XO and Concentric

      On June 16, 2000, XO Communications, Inc. (XO) merged with Concentric Network Corporation (Concentric), a provider of high-speed digital subscriber line, or DSL, web hosting, e-commerce, and other Internet and data transmission services. In the merger, XO issued shares of XO’s Class A common stock and assumed liabilities of Concentric. The aggregate value of the common stock and the assumed liabilities was approximately $3.6 billion.

      The following unaudited pro forma statement of operations for the year ended December 31, 2000 combines the condensed historical statements of operations of XO and Concentric, including their respective subsidiaries after giving effect to the merger. This statement gives effect to the merger as if it occurred on January 1, 1999 and is prepared based on the notes to the unaudited pro forma condensed combined financial statements. The merger has been accounted for as a purchase business combination.

      The following unaudited pro forma condensed combined financial information has been prepared based upon, and should be read in conjunction with, the audited historical consolidated financial statements of XO for the year ended December 31, 2000 filed on Form 10-K. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the operating results that would have occurred had the merger been completed at the beginning of the period for which the merger is being given effect, nor is it necessarily indicative of future financial position or operating results.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2000
(Dollars in thousands, except per share amounts)

			Historical		Historical	Pro Forma
	Historical XO	(3d)	Concentric	(3d)	Combined	Adjustment	Note		Total

Revenue	$723,826		$106,382		$830,208	$—			$830,208

Costs and Expenses:

Operating	476,021		89,454		565,475	—			565,475

Selling, general and administrative	557,249		58,525		615,774	(14,400)	(3a	)	601,374

Stock-based compensation	48,328		171		48,499	—			48,499

Depreciation	223,780		21,166		244,946	—			244,946

Amortization	393,934		33,033		426,967	298,897	(3b	)	725,864

In-process research and development	36,166		—		36,166	(36,166)	(2)		—

Total costs and expenses	1,735,478		202,349		1,937,827	248,331			2,186,158

Loss from operations	(1,011,652)		(95,967)		(1,107,619)	(248,331)			(1,355,950)

Interest income	180,905		4,421		185,326	—			185,326

Interest expense	(434,122)		(10,758)		(444,880)	—			(444,880)

Other income and expense, net	163,570		47,137		210,707	—			210,707

Net Loss	(1,101,299)		(55,167)		(1,156,466)	(248,331)			(1,404,797)

Preferred stock dividends and accretion	(146,356)		(14,840)		(161,196)	—			(161,196)

Net loss applicable to common shares	$(1,247,655)		$(70,007)		$(1,317,662)	$(248,331)			$(1,565,993)

Loss per common share (basic and diluted)	$(3.87)								$(4.43)

Shares used in computation of net loss per share	322,089,883						(3c	)	353,302,998

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

      The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000, gives effect to the merger as if it had occurred January 1, 1999. The merger has been accounted for as a purchase business combination.

Note 2. Purchase Price and Purchase Price Allocation

      The merger was accounted for as a purchase of Concentric by XO. The merger resulted in an allocation of purchase price to the tangible and intangible assets of Concentric, as well as a write-off of the portion of the purchase price allocated to in-process technology. The transaction did not result in an incremental deferred tax liability. This allocation reflects our estimate of the fair value of assets to be acquired by XO based upon information available to us to date. We plan to adjust this allocation based on the final purchase price and our final determination of asset value.

      The calculation of the purchase consideration was based on the number of outstanding Concentric shares that were exchanged on the actual merger date and the exchange ratio applied per the merger agreement.

      Concentric’s outstanding options and warrants were converted to equivalent options and warrants of XO. The number of options and warrants and the exercise prices were adjusted so that XO options and warrants issued for Concentric options and warrants have an equivalent intrinsic value per option and warrant. The term and vesting of the options and warrants was not modified. We have therefore included the estimated fair value of these options and warrants in the purchase price. We calculated the fair value of the options and warrants to purchase shares in XO based on the number of options and warrants outstanding on the actual merger date.

      The consideration and purchase price allocation are still subject to adjustments. The aggregate purchase price was determined as follows (in thousands).

Concentric common shares outstanding	52,862

Exchange ratio	1.2868

Equivalent XO common stock exchanged	68,023

XO market value per share at June 16, 2000	$37.375

Fair value of common stock issued	$2,542,356

Fair value of Concentric liabilities	340,829

Fair value of Concentric preferred stock	246,698

Fair value of Concentric options	320,486

Fair value of Concentric warrants	104,137

Estimated investment banking, legal and accounting fees, and fees paid to holders of Concentric notes and preferred stock	26,500

Total consideration	$3,581,006

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS — (Continued)

      The aggregate purchase price was allocated to the tangible and intangible assets of Concentric as follows (in thousands):

Fair value of assets acquired	$345,701

Fair value of current products and technology	95,218

Fair value of core technology	46,323

Fair value of customer lists	77,299

Fair value of in-process technology	36,166

Fair value of Concentric trade name	10,065

Fair value of Concentric workforce	17,329

Goodwill	2,952,905

Aggregate purchase price	$3,581,006

Note 3. Other Pro Forma Adjustments

a.	The pro forma adjustment reflects merger-related expenses incurred by Concentric prior to the merger.

b.	The effect of allocating the aggregate purchase price to the tangible and intangible assets of Concentric results in additional amortization expense of $298.9 million for the year ended December 31, 2000. For amortization purposes, goodwill has been assigned a five-year life and all other acquired intangible assets have been assigned a four-year life.

c.	Pro forma shares outstanding used in the computation of net loss per share is based on XO’s historically reported weighted average shares outstanding for the period plus the effect of the shares issued as part of the Concentric merger from January 1, 2000 to the closing date of the merger.

d.	Historical XO includes the results of operations of Concentric from the closing date of the merger, June 16, 2000, through December 31, 2000. Historical Concentric includes the results of operations of Concentric from January 1, 2000 through June 15, 2000.

Note 4. Reclassifications

      Certain historical amounts have been reclassified to conform with the pro forma condensed combined presentation.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO COMMUNICATIONS, INC.

By: /s/ Richard A. Montfort, Jr.
Name: Richard A. Montfort, Jr.
Title: Assistant Secretary

July 19, 2001